                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                   DQE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

[DQE LOGO]

NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

                                                                  March 31, 2003
To the Stockholders of DQE, Inc.:

     The Annual Meeting of Stockholders of DQE, Inc. will be held at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233 on Thursday, May 22, 2003 at 10:00 a.m., for the following purposes:

   (1)    To elect three directors to serve until the 2006 Annual Meeting;

   (2) To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as independent auditors to audit the books of DQE for the year ended December 31, 2003; and

   (3) To consider and act upon other matters that may properly come before the meeting.

     Stockholders of record of DQE Common Stock and DQE Preferred Stock, Series A (Convertible), at the close of business on March 10, 2003, the record date, are entitled to notice of the Annual Meeting and are entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     If you are a stockholder of record as of March 10, 2003, and wish to attend the meeting, please fill in the form at the end of the Proxy Statement and return it with your proxy card so that we can send you an admittance ticket. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain a letter or account statement of your beneficial ownership from the brokerage firm or trustee. Only stockholders with the proper credentials will be admitted to the meeting.

     For further information about DQE, please visit our web site at www.dqe.com.

     We hope you can join us. However, whether or not you plan to attend the meeting in person, YOUR VOTE IS IMPORTANT, SO PLEASE VOTE.

                              By Order of the Board of Directors,
                              Douglas L. Rabuzzi
                              CORPORATE SECRETARY

                                TABLE OF CONTENTS

Voting and Revocation of Proxies................................................            1

Proposal 1

      Election of Directors.....................................................            2

Board of Directors:

      Directors' Fees and Plans.................................................            4

      The Board and its Committees..............................................            5

Beneficial Ownership Tables.....................................................            6

Audit Committee Report..........................................................            8

Compensation Committee Report ..................................................            8

Performance Graph...............................................................           11

Summary Compensation Table......................................................           12

Option/SAR Grant Table..........................................................           13

Option/SAR Exercises and Year-End Value Table...................................           14

LTIP Awards Table...............................................................           14

Pension Plan Table..............................................................           15

Employment Agreements...........................................................           15

Proposal 2

      Ratification of Deloitte & Touche LLP as Independent Auditors for 2003....           16

Other Information...............................................................           17

Ticket Request..................................................................   Back Cover

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2003

     We are sending this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of DQE for the Annual Meeting of Stockholders to be held on Thursday, May 22, 2003. These proxy materials will be first mailed to stockholders on or about March 31, 2003.

     The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of 2003 Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING AND REVOCATION OF PROXIES

     There were 74,569,747 shares of Common Stock outstanding and entitled to vote at the close of business on March 10, 2003, the record date. Each Common stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the Annual Meeting.

     There were 223,520 shares of DQE Preferred Stock, Series A (Convertible), outstanding and entitled to vote at the close of business on the record date. The holders of Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each Preferred stockholder is entitled to three votes for each whole share held on all matters to be voted upon at the Annual Meeting, making a total of 670,560 votes for the Preferred Stock. The Common and Preferred Stock combined account for a total of 75,240,307 votes.

     A majority of the voting power of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the Annual Meeting for purposes of a quorum.

     All stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting means each stockholder has the right to multiply the number of votes to which he or she may be entitled (i.e., one vote per share of Common Stock and three votes per share of Preferred Stock) by the total number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among the nominees as the stockholder sees fit. A stockholder's votes for the election of directors by a proxy solicited on behalf of the Board of Directors will be cumulated selectively (at the discretion of the holders of the proxy) among those nominees for whom the stockholder has not withheld authority to vote.

     With respect to Proposal 1, the election of directors, the three people receiving the highest number of votes will be elected as directors of DQE. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Proxies marked as abstaining (including proxies containing broker non-votes) will not be considered as votes cast with respect to either proposal and will not have the same legal effect as a vote "Against" either proposal. The shares represented by the proxy will be voted as you instruct us on the proxy. If you sign and return your proxy without voting instructions, it will be voted "FOR" approval of each nominee for election as director named in this Proxy Statement, and "FOR" ratification of the appointment of Deloitte as independent auditors of DQE for the year 2003. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment in respect to such matters.

     You may revoke your proxy at any time before the polls close at the Annual Meeting, but the revocation shall not be effective until written notice has been given to our Corporate Secretary.

CONFIDENTIALITY

     We keep proxies, ballots, and voting tabulations that identify individual stockholders confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree in writing to comply with our policy of confidentiality.

DIRECTOR UPDATE

     Messrs. Daniel Berg and Eric W. Springer had planned to retire in 2002, but agreed to stay on the Board for an additional one-year term to assist in the transition to our Back-to-Basics strategy. That one-year term is now complete, and both are now retiring. We appreciate the outstanding leadership, wisdom, and dedication that they have provided during their years of distinguished service to DQE and Duquesne Light Company.

                              PROPOSALS TO BE VOTED

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Three directors are to be elected by the stockholders at the Annual Meeting, who will serve until the 2006 Annual Meeting and thereafter until their successors are chosen and qualified. We intend to vote proxies solicited on behalf of the Board of Directors for the nominees named below. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of that director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated in the biographies, the business positions have been held for the past five years.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE
                   THE ELECTION OF THE NOMINEES FOR DIRECTOR.

NOMINEES FOR DIRECTORS

TERMS EXPIRING IN THE YEAR 2006:

[PHOTO]

ROBERT P. BOZZONE, Age 69, Director since 1990, Chair since September 2002. A Lead Director from August 1996 through June 1999. Chairman of Allegheny Technologies, Inc. (specialty metals production). Also a director of Allegheny Technologies, Inc., Teledyne Technologies, Inc., The Pittsburgh Foundation, the Carnegie Science Center, non-executive Chairman of Waterpik Technologies, a trustee of Rensselaer Polytechnic Institute, a life member of ASM International (engineering technical society), and a director of the Greater Pittsburgh Council of Boy Scouts and The Salvation Army Advisory Board. Also former Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland. Board Committee: Executive.

[PHOTO]

JOSEPH C. GUYAUX, Age 52, elected to the Board on February 27, 2003. President of The PNC Financial Services Group, Inc. Previously held various senior management positions at PNC. Also a director of Duquesne University, Private Export Funding Corporation, Consumer Bankers Association and Pittsburgh Civic Light Opera, and a member of the Board of Trustees of the Carnegie Museums of Pittsburgh. Board Committees: Being newly elected, Mr. Guyaux has not yet been appointed to any committees.

[PHOTO]

STEVEN S. ROGERS, Age 45, Director since 2000. Clinical Professor of Finance and Management at the J. L. Kellogg Graduate School of Management of Northwestern University. Also a director of S. C. Johnson & Son, Inc. (manufacturer of household cleaning, personal care and insecticide products) and Supervalu, Inc. (supermarket retailer and food distributor). Board Committees: Compensation, Corporate Governance, and Finance.

STANDING DIRECTORS

TERMS EXPIRING IN THE YEAR 2004:

[PHOTO]

DOREEN E. BOYCE, Age 68, Director since 1989, Vice Chair since September 2002. President of the Buhl Foundation (charitable institution for educational and public purposes). Also a director of Microbac Laboratories, Inc. (analytical testing laboratory group), Orbeco Analytical Systems, Inc. (manufacturer of hand held water testing equipment), the Carnegie Science Center and Dollar Bank, Federal Savings Bank, and Chair of the Franklin & Marshall College Board of Trustees. Board Committees: Corporate Governance, Employment and Community Relations, and Executive.

[PHOTO]

CHARLES C. COHEN, Age 62, Director since 2002. Chairman of Cohen & Grigsby, P.
C. Also a director of Commonwealth Capital Group, Cornerstone Phoenix Fund, Eat'n Park Hospitality Group, Inc., Giant Eagle, Inc., Industrial Scientific Corporation, Preservation Technologies, L.P., Robroy Industries, Inc., and the Institute for Transfusion Medicine; an adjunct professor at the University of Pittsburgh School of Law; a member of the Board of Advisors for Carnegie Mellon University, Department of History; and a member of the American Law Institute. Board Committees: Audit, Corporate Governance, Employment and Community Relations, and Executive.

[PHOTO]

MORGAN K. O'BRIEN, Age 43, Director since 2001. President and Chief Executive Officer since September 2001. Chief Operating Officer from August 2000 to September 2001. Executive Vice President - Corporate Development from January 2000 to August 2000. Vice President - Corporate Development from July 1999 to January 2000. Vice President, Controller and Treasurer from November 1998 to July 1999. Vice President and Controller from October 1997 to November 1998. Also a director of the United Way of Allegheny County, Catholic Charities of Pittsburgh and the Allegheny Conference on Community Development. Board
Committee: Executive.

TERMS EXPIRING IN THE YEAR 2005:

[PHOTO]

SIGO FALK, Age 68, Director since 1989. Management of personal investments. Chairman of The Maurice Falk Medical Fund and Leon Falk Family Trust. Also Vice Chair of the Chatham College Board of Trustees and a board member of the Allegheny Land Trust, Historical Society of Western Pennsylvania and Pittsburgh Symphony. Board Committees: Audit, Compensation, and Finance.

[PHOTO]

DAVID M. KELLY, Age 61, Director since 2002. Chairman, President and Chief Executive Officer of Matthews International Corporation (designer, manufacturer, and marketer principally of memorialization products and caskets for the cemetery and funeral home industries and custom-made products which are used to identify people, places, products and events). Also a Director of Elliott Company, Mestek, Inc., and United Way of Allegheny County. Board Committees:
Audit, Compensation, and Employment and Community Relations.

[PHOTO]

JOHN D. TURNER, Age 57, Director since 2002. Retired. Former Chairman and Chief Executive Officer of Copperweld Corporation (producer of steel tubular products and components, as well as bimetallic wire and strip products). Former President of LTV Copperweld from 1999 to 2001 and former Executive Vice President and Chief Operating Officer of LTV Corporation from February 26, 2001 to December 7, 2001. Also a director of Matthews International Corporation and the Greater Pittsburgh Council of Boy Scouts, a member of the University of Pittsburgh's Joseph M. Katz Graduate School of Business Board of Visitors, and a member of the boards of the Council of Leadership Foundations and the Coalition for Christian Outreach. Board Committees: Compensation, Finance and Executive.

DIRECTORS' FEES AND PLANS

     Directors who are employees of DQE or any of our affiliates do not receive fees for their services as directors.

     Directors who are not employees are compensated for their Board service by a combination of an annual grant of Common Stock, options to purchase shares of Common Stock, and cash. The cash component consists of an annual Board retainer of $22,000, payable in twelve monthly installments, and a fee of $1,000 for each Board, Committee or ad hoc meeting attended. The stock component includes an annual grant of stock options in respect of 4,370 shares under the DQE, Inc. 2002 Long-Term Incentive Plan; and 250 shares of Common Stock. The stock component strengthens the link between directors' compensation and stockholder interests. Stock option grants are made with an exercise price equal to fair market value of the option shares on the date of grant, so that no compensation is realized unless stockholder value also increases.

     The Board Chair, the Vice Chair and each Committee chairperson receive annual grants of stock in the following amounts: $30,000 to the Chair; $15,000 to the Vice Chair; and $5,000 to each Committee chairperson.

     New non-employee directors are entitled to receive a one-time grant of up to 4,150 restricted shares of Common Stock that vest at the rate of 10% per year of service as a director. Dividends on these restricted shares are paid to the recipient only if and when the related restricted shares vest. Unvested shares are forfeited if the recipient ceases to be a director.

     Each non-employee director under the age of 72 may elect under a directors' deferred compensation plan to defer receipt of a percentage of his or her director's remuneration until after termination of service as a director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate.

     For directors elected prior to June 1, 2003, we have a Charitable Giving Program for all directors funded by company-owned life insurance policies on the directors. In general, upon the death of a director, we will donate up to $500,000, payable in ten equal annual installments, to a maximum of ten qualifying charitable or educational organizations recommended by the director and reviewed and approved by the Employment and Community Relations Committee and the Board. A director must have Board service of 60 months or more in order to qualify for the full donation amount, with service of less than 60 months qualifying for a pro-rated donation. The program does not result in any material cost to us.

     We provide Business Travel Insurance to our non-employee directors as part of our Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to us.

     Directors can participate in the Duquesne Light Company College Matching Gift Program, which provides a dollar-for-dollar match of a gift of cash or securities (up to a maximum of $5,000 per donor per calendar year) to an accredited, nonprofit, non-proprietary, degree-granting college, university, or junior college located within the United States or one of its possessions which is recognized by the Internal

Revenue Service as eligible to receive tax-deductible contributions. The program does not result in any material cost to us.

THE BOARD AND ITS COMMITTEES

     The Board held nine regular meetings during 2002. Attendance by the directors at Board and Committee meetings in 2002 averaged 97%. Each director attended at least 75% of the meetings of the Board and Committees of which he or she was a member. The Board has standing committees which meet periodically, including the Audit, Compensation, Corporate Governance, Employment and Community Relations, and Finance Committees, as well as the Executive Committee. Actions taken by all Committees are reported to the full Board.

     AUDIT COMMITTEE. The Audit Committee is comprised of four independent directors as defined in the New York Stock Exchange listing standards. The Committee operates under a written charter adopted by the Board. The Committee recommends the independent auditors who are appointed by the Board and ratified by the stockholders. The Committee also reviews our financial statements, the related report of the independent auditors and the results of the annual audit. The Committee monitors our system of internal accounting control and the adequacy of the internal audit function, and oversees corporate compliance and ethics. The Committee met seven times during 2002. In 2002 the members were Messrs. Berg (Chair), Cohen, Falk and Kelly.

     While evaluating its recommendation of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (together, "Deloitte") as the independent auditor, the Audit Committee considered whether Deloitte's provision of non-audit services was compatible with maintaining its independence. The following paragraphs discuss the fees billed by Deloitte for both audit and non-audit services in 2002.

     AUDIT FEES. Deloitte has billed us aggregate fees of $385,388 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002 and the reviews of financial statements for the Quarterly Reports on Form 10-Q filed in the year ended December 31, 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed for professional services in connection with financial information systems design or implementation.

     ALL OTHER FEES. Deloitte has billed us aggregate fees of $1,623,753 for all other professional services rendered in the year ended December 31, 2002. These fees include $295,253 of audit-related services, which generally consist of fees for registration statement consents and audits of the employee benefit plans, and $1,328,500 of non-audit-related services for tax compliance and tax consulting.

     All of the hours expended by Deloitte in auditing our financial statements for 2002 are attributable to work performed by full-time, permanent employees of Deloitte.

     COMPENSATION COMMITTEE. The Compensation Committee, comprised of non-employee directors, makes recommendations to the Board regarding compensation and benefits provided to executive officers and members of the Board, and the establishment or amendment of various employee benefit plans. The Committee met four times during 2002. In 2002 the members were Messrs. Bozzone (until September 2002), Falk (Chair), Kelly, Rogers (since September 2002) and Turner.

     CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee reviews and makes recommendations concerning corporate governance policies. The Committee also recommends to the Board candidates for election and reelection to, or to fill vacancies on, the Board. The Committee considers nominees recommended to it in writing by stockholders and sent to our Corporate Secretary. The Committee met five times during 2002. In 2002 the members were Mrs. Boyce and Messrs. Bozzone (until September 2002), Cohen (since September
2002), Rogers and Springer (Chair).

     EMPLOYMENT AND COMMUNITY RELATIONS COMMITTEE. The Employment and Community Relations Committee considers social responsibility and employee issues. The Committee met twice during 2002. In 2002 the members were Mrs. Boyce (Chair) and Messrs. Cohen, Kelly and Springer.

     FINANCE COMMITTEE. The Finance Committee reviews major financial matters, including all major investments, tax planning and subsidiary performance. The Committee met nine times during 2002. In 2002 the members were Messrs. Berg, Falk, Rogers (Chair) and Turner.

     EXECUTIVE COMMITTEE. The Executive Committee was formed to address matters that arise between regular Board meetings. It has all the power and authority of the Board except as restricted by state law. The Committee did not meet during 2002. The members are Mrs. Boyce and Messrs. Bozzone (Chair), Cohen, O'Brien and Turner.

BENEFICIAL OWNERSHIP OF STOCK

     The following table shows all equity securities of DQE beneficially owned, directly or indirectly, as of March 10, 2003, by each director and by each executive officer named in the Summary Compensation Table.

                                                  Total Shares of           Shares of Common Stock/
                                                 Common Stock (1)           Nature of Ownership (2)
     -----------------------------------------   ------------------------   -------------------------
     Daniel Berg                                              24,626          6,866   VP, IP
                                                                              4,650   Joint, SVP, SIP

     Doreen E. Boyce                                          21,366          8,256   VP, IP

     Robert P. Bozzone                                        26,632         13,522   VP, IP

     Charles C. Cohen                                         10,000(3)       2,623   VP, IP
                                                                              3,735   VP

     Sigo Falk                                                25,532(4)      10,922   VP, IP
                                                                              1,500   SVP, SIP

     Joseph C. Guyaux                                          4,150(3)       4,150   VP

     David M. Kelly                                            8,000(3)         623   VP, IP
                                                                              3,735   VP

     Steven S. Rogers                                         18,337(3)       2,322   VP, IP
                                                                              2,905   VP

     Eric W. Springer                                         22,539(5)       9,204   VP, IP

     John D. Turner                                            8,000(3)         623   VP, IP
                                                                              3,735   VP

     Morgan K. O'Brien                                        94,202          4,931   VP, IP

     Frank A. Hoffmann                                        23,424            477   SVP, SIP

     Victor A. Roque                                         161,531          9,919   SVP, SIP

     Maureen L. Hogel                                            136            136   SVP, SIP

     Joseph G. Belechak                                            -              -

     Directors, Nominees and
     Executive Officers as a Group
     (19 persons)                                            497,935

     None of the individuals named in the table owned beneficially more than 1% of the outstanding shares of Common Stock. The directors and executive officers as a group beneficially owned less than 1% of the outstanding shares of Common Stock as of March 10, 2003.

(1) The amounts shown include shares of Common Stock which the individuals have a right to acquire within 60 days of March 10, 2003 through the exercise of stock options granted under the Long-Term Incentive Plan in the following amounts: each of Mrs. Boyce and Messrs. Berg, Bozzone, Falk, Rogers, and
     Springer: 13,110; each of Messrs. Cohen, Kelly and Turner: 3,642; Mr.
     O'Brien: 89,271; Mr. Hoffmann: 22,947; Mr. Roque: 151,612; and all executive officers as a group: 312,778.

(2) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

(3) Includes the unvested portions of restricted stock grants under the DQE, Inc. 1996 Plan for Non-Employee Directors, as amended, in the following amounts: 4,150 shares for Mr. Guyaux; 3,735 shares for each of Messrs. Cohen, Kelly and Turner; and 2,905 shares for Mr. Rogers. These shares will vest in increments of 415 shares per year.

(4) 1,500 of these shares are held by a trust for which Mr. Falk is an income beneficiary but not a trustee. In addition, Mr. Falk disclaims beneficial ownership of 150 of these shares, which are held by the Leon Falk Family Trust.

(5) Mr. Springer disclaims beneficial ownership of 225 of these shares, which are owned by his wife.

     Messrs. Hoffmann, Roque, and Belechak and Ms. Hogel also beneficially own 1,310; 944; 860; and 657 shares, respectively, of Duquesne Light Company Preference Stock, Plan Series A as of March 10, 2003. The Preference shares are held by the Employee Stock Ownership Plan trustee for Duquesne Light Company's 401(k) Plan on behalf of the executive officers, who have voting but not investment power. The Preference shares are redeemable for Common Stock or cash on retirement, termination of employment, death, or disability. As of March 10, 2003, there were 505,441 Preference shares outstanding. Mr. O'Brien does not own any Preference shares.

     Our directors and executive officers do not own any shares of Preferred Stock of DQE or Duquesne Light.

PRINCIPAL SHAREHOLDERS

     The following table sets forth, to our knowledge, the beneficial owners of more than 5% of the outstanding shares of Common Stock:

                                                                         Common Stock Owned Beneficially
            Name                        Address                        Number of Shares     Percent of Class
     ------------------------   -----------------------------------    -------------------------------------
     Gabelli Asset              One Corporate Center
      Management, Inc.          Rye, NY 10580-1435                           5,510,000(1)                7.4%

     Deutsche Bank AG           Taunusanlage 12, D-60325
                                Frankfurt am Main, Germany                   3,721,428(2)                  5%

(1) This information was taken from Gabelli Asset Management's Amendment No. 2 to Schedule 13D, filed with the Securities and Exchange Commission (the "SEC") on January 24, 2003 on behalf of Gabelli and certain affiliates. The share amount includes 755,800 shares held by Gabelli Funds LLC, with respect to all of which it claims sole voting and dispositive power; 88,000 shares held by MJG Associates, Inc., with respect to all of which it claims sole voting and dispositive power; and 4,666,200 shares held by GAMCO Investors, Inc., with respect to 4,289,200 of which it claims sole voting power and all of which it claims sole dispositive power.

(2) This information was taken from Deutsche Bank's Schedule 13G filed with the SEC on February 7, 2003. Deutsche Bank claims sole voting and dispositive power with respect to all the shares.

     The following table sets forth the beneficial owners, as of March 10, 2003, of more than 5% of the outstanding shares of DQE Preferred Stock. The holders listed have sole voting and investment power except as noted.

                                                                         Preferred Stock Owned Beneficially
     Name                                       Address                  Number of Shares   Percent of Class
     -------------------------------  --------------------------------   -----------------------------------
     Tommy C. Bussell                 19 Villa Bend
                                      Houston, TX 77069                            28,491               12.7%

     Robert P. and Jennye S.          1724 Azteca
      Hundley, Joint Tenants          Ft. Worth, TX 76112                          15,601(1)             7.0%

     David J. McGilvray               8432 Davis Lane
                                      Ft. Worth, TX 76180                          15,600                7.0%

     Daniel C. McKee                  7600 Shady Grove Road
                                      Ft. Worth, TX 76180                          15,600                7.0%

     Malcolm D. Bailey                9513 Bayou Brook
                                      Houston, TX 77063                            13,506                6.0%

     Loyce Y. Bussell                 19 Villa Bend
                                      Houston, TX 77069                            12,692                5.7%

     M. D. Bailey, Jr. and            10726 Candlewood
      Elizabeth Bailey                Houston, TX 77042                            12,000                5.4%
     TR UA DTD 12/15/98 Bailey 1998
     Trust Marion Bailey
     & Mallory Grace Bailey

(1) Includes 8,667 shares held jointly, as to which voting and investment power is shared. Also includes 6,934 shares held solely by Mr. Hundley, as to which he has sole voting power.

AUDIT COMMITTEE REPORT

     Deloitte & Touche LLP, our independent auditor, has provided the Audit Committee with the written disclosures and the written assurance of its independence (as required by Independence Standards Board Standard No. 1). The Audit Committee also met with the independent auditor to review and discuss its independence and the matters required to be discussed by Statement on Auditing Standards No. 61.

     The Audit Committee has also reviewed and discussed the audited financial statements that appear in the 2002 Annual Report with management.

     Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2002 be included in the Annual Report on Form 10-K for filing with the SEC.

                                          Daniel Berg, CHAIRMAN
                                          Charles C. Cohen
                                          Sigo Falk
                                          David M. Kelly

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report discusses the compensation to our executive officers for service during the year 2002. A full report on our financial performance and achievements is included in the 2002 Annual Report to Shareholders.

     Compensation for executive officers is approved by the Compensation Committee (which is comprised entirely of non-employee directors) and ratified by the Board based on the Committee's recommendations.

     The primary objective of the Compensation Committee is to ensure that DQE's senior executive compensation programs and strategies are designed and administered to attract, retain, and motivate the necessary and important talent required to achieve DQE's overall mission of creating and enhancing value for its stockholders, customers, and employees, as well as for the community in which it operates.

     Throughout the development and administration of DQE's strategic compensation programs, the Committee has adhered to a results-based approach by linking a significant percentage of total compensation to the creation of shareholder value and achievement of long-term strategic goals. The Committee has purposely placed an emphasis on the at-risk elements of compensation for the Chief Executive Officer and the other senior executives that responds in direction and magnitude to the results of DQE and the respective business units. Awards under these incentive programs are tied to corporate and individual performance. The accomplishment of goals and objectives is at the center of the Committee's decision to make awards under these incentive programs and strengthens the relationship between stockholder interests and ultimate total compensation. The Committee exercises a degree of discretion in administering the incentive programs that the Committee believes encourages continual focus on building long-term stockholder value.

     Periodically, the Committee reviews and determines base salary levels, annual incentive compensation, and equity-based compensation based on competitive pay levels, individual performance and potential, and changes in duties and responsibilities. All stock options are performance-based and are granted under incentive plans which were approved by the stockholders.

     Base salaries are competitively benchmarked with the averages of comparative utility and general industry panels of companies of similar revenue and operating characteristics. In addition to the panel comparisons, the Committee considered results in the areas of customer service levels, cost-effective management, and operational performance (including, for example, system reliability) in determining whether base salary increases, as well as annual or long-term awards, were granted in 2002. Messrs. Roque and Belechak and Ms. Hogel received base salary increases in 2002.

     Executives have the opportunity to earn annual cash and equity-based performance awards based on DQE's achievement of corporate operating and financial goals. Target annual incentives established at the beginning of the year 2002 for executive officers ranged from 30% to 50% of base salary. Depending on the performance objectives achieved each year, performance-based payouts can vary from 0% to 150% of the targeted amount. At the beginning of each year, individual objectives also are established for each executive officer and approved by the Compensation Committee. The Chief Executive Officer's performance is evaluated for annual and long-term awards on the basis of the overall performance of DQE, the performance of the other members of his management team and his leadership in developing and implementing operating and strategic plans to further DQE's long-term corporate objectives. Specific individual annual objectives considered by the Committee in determining the annual performance compensation awards earned support one or more of five major corporate objectives, including maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within DQE and the community.

     The Committee reviews individual results and the corporate performance with the full Board. The Board, upon the recommendation of the Compensation Committee, approves the annual performance awards granted to each executive officer based on the achievement of corporate and individual objectives.

     The actual percentage of base salary represented by annual cash incentive, or bonus, awards varies, depending upon the degree to which performance objectives are met. Payments for 2002 ranged from 37.5% to 150% of targeted annual bonuses for the executive officers. Mr. O'Brien's achievement was 127.5% of target. See the Summary Compensation Table on page 12 for the annual cash incentive compensation awards earned in 2002.

     Last year the stockholders approved our 2002 Long-Term Incentive Plan (the "2002 LTIP"), which replaced our prior Long-Term Incentive Plan (the "Prior LTIP"). Since mid-2002, all equity-based awards are being made under the 2002 LTIP. However, certain executive officers did receive awards in 2002 under the Prior LTIP, and are eligible for an additional such award in 2003, as discussed below.

     The number of annual performance stock options awarded to executive officers in January 2002 under the Prior LTIP and in December 2002 under the 2002 LTIP was determined by establishing stock performance hurdles based on annual growth in the price of DQE Common Stock. The hurdles must be met by the third year of the grant for it to vest. See the Option/SAR Grants in Last Fiscal Year on page 13 for the amounts awarded.

     Executive officers received awards of performance shares that are earned based on DQE's "total shareholder return" over two- and three-year periods. Total shareholder return is calculated by adding stock price appreciation and dividends over the applicable period and dividing the sum by the stock price at the beginning of the period. Payouts will be earned based on (1) DQE's achieving a minimum total shareholder return during the applicable period and (2) a comparison of our total shareholder return for the period with that of the Edison Electric Institute Index peer group used to calculate our Performance Graph on page 11. Depending on that comparison, executive officers may earn between 0% and 200% of their target awards. (See the 2002 LTIP Awards in Last Fiscal year table on page 14.)

     Longer-term performance-based stock options were granted in 2000 as part of a three-year plan under the Prior LTIP. Three-year strategies were developed by each individual, and annual milestones designed to enhance the general well-being of DQE were established by the Chief Executive Officer and approved by the Committee. The strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within DQE and in the community. Through a performance-based award schedule, there is an opportunity to earn a percentage of the three-year grant annually. The award opportunity vests for up to 30% of the total option grant in the first year, up to 60% in the second year, and up to 100% in the third year (2003). Each of Messrs. O'Brien, Hoffmann and Roque received all of their awards for the first two years. Ms. Hogel and Mr. Belechak did not participate in this program. (See the Option/SAR Grants in Last Fiscal Year table on page 13.)

     Internal Revenue Code Section 162(m) limits the deductibility of executive compensation for officers of public companies. DQE believes that all compensation paid by DQE and its subsidiaries in 2002 was fully tax deductible. It is the present intention of the Committee to seek to ensure that all compensation that is otherwise tax deductible will continue to be tax deductible. Each of the 2002 LTIP and Prior LTIP is designed to allow the Committee, in its discretion, to make equity-based awards that comply with the final regulations. However, the Committee reserves the right to take whatever action with respect to senior executive compensation that it deems appropriate and in the best interest of DQE and its stockholders.

                                          Sigo Falk, CHAIRMAN
                                          David M. Kelly
                                          Steven S. Rogers
                                          John D. Turner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons who beneficially own more than 10% of our Common or Preferred Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of DQE-related securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, all such Section 16(a) filing requirements were met for our directors and executive officers. Tommy C. Bussell was late in making filings regarding his ownership of our Preferred Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of DQE during 2002 or at any other time. No executive officer of DQE served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Mr. Cohen is Chairman of the law firm of Cohen & Grigsby, P.C. We obtained legal services from the firm in 2002, and will obtain additional services in 2003. The fees we paid were not material in amount to us or to the law firm.

       In March 2003, our subsidiary, AquaSource, Inc., agreed to sell its construction subsidiary for approximately $7 million (before consideration of an earn-out worth up to $1 million) as part of our on-going Back-to-Basics strategy. Tommy C. Bussell is a principal of the buyer. In addition, Mr. Bussell, his sons Craig, and Troy, and his daughter-in-law Mandy are employed by a subsidiary of AquaSource, and earned aggregate salaries and bonuses in 2002 of $123,050, $119,500, $80,007 and $66,005. Mr. Bussell and his wife together own
18.4% of our Preferred Stock, which accounts for approximately 0.17% of the total voting power of our Common and Preferred Stock.

       Messrs. Robert P. Hundley, David J. McGilvray and Daniel C. McKee are the previous owners of a water system now owned by an AquaSource affiliate. As part of the purchase price, AquaSource agreed to pay an earn-out based on future development of the water system. Since October 2001, each of the three has received approximately $133,000. In addition, Mr. Hundley and his son-in-law Jeff Stamps are employed by a subsidiary of AquaSource, and earned aggregate salaries and bonuses in 2002 of $111,075 and $89,706. Each of Messrs. Hundley, McGilvray and McKee owns 7% of our Preferred Stock, which accounts for approximately 0.06% of the total voting power of our Common and Preferred Stock.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

       Until his March 31, 2003 retirement, Mr. Turner was the Chairman and Chief Executive Officer of Copperweld Corporation. On December 29, 2000, LTV Corporation and 48 subsidiaries (including Copperweld Corporation) filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. Copperweld and its creditors are developing a separate plan of reorganization to allow Copperweld to emerge from bankruptcy as a stand-alone company.

PERFORMANCE GRAPH

       The following graph represents a performance comparison of cumulative total return on Common Stock (assuming the investment of $100 on December 31, 1997 and the reinvestment of all dividends) as compared to the Edison Electric Institute Index (the "EEI Index") and the S&P 500 Index for the five-year period ending December 31, 2002. The EEI Index is a market-capitalization-based index comprised of the more than 65 U.S. investor-owned electric utilities.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  DQE, EDISON ELECTRIC INDEX AND S&P 500 INDEX
                        ASSUMES REINVESTMENT OF DIVIDEND


                                     [CHART]

[EDGAR REPRESENTATION OF GRAPHIC]

                         1997            1998          1999         2000        2001       2002
                    --------------  --------------  -----------  ----------  ----------  ---------
DQE INC                        100          129.86       106.56      105.06       65.54      57.27
S&P 500 INDEX                  100          128.58       155.63      141.46      124.65      97.10
EEI INDEX                      100          113.89        92.71      137.18      125.12     106.69

COMPENSATION

       The following Summary Compensation Table sets forth certain information as to cash and non-cash compensation earned and either paid to, or accrued for the benefit of, our Chief Executive Officer and the four other highest-paid executive officers during 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                       -----------------------------------------------------
                                   Annual Compensation                   Awards                  Payouts
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------
          (a)              (b)      (c)        (d)           (e)          (f)           (g)           (h)           (i)
                                                                         Other      Securities
                                                                       Restricted   Underlying                    All Other
                                                         Other Annual    Stock      Performance       LTIP         Compen-
        Name and                              Bonus      Compensation   Awards      Options/SARs     Payouts       sation
 Principal Position(1)     Year   Salary($)  ($)(2)         ($)(3)      ($)(4)         (#)(5)        ($)(6)        ($)(7)
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------
M. K. O'Brien              2002    450,000    286,875         -            -          134,000          -             8,654
                           2001    343,750     52,500         -            -          169,144          -             5,700
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------
F. A. Hoffmann             2002    185,000     80,937         -            -           59,500       152,560          9,051
                           2001    177,500     27,781       112,296        -           78,073          -             7,384
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------
V. A. Roque                2002    268,833    171,000         -            -           89,500          -             4,163
                           2001    254,000     23,275        67,018        -          121,287          -             3,989
                           2000    250,000    109,375        47,467        -           80,084          -             8,738
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------
M. L. Hogel                2002    173,833    107,625         -            -           24,000          -             8,428
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------
J. G. Belechak             2002    174,250    110,250         -            -           24,000          -             5,181
------------------------ ------- ---------- ----------- -------------- ----------- -------------- ------------- ------------

(1) Mr. O'Brien became Chief Executive Officer, and Mr. Hoffmann became an executive officer, in 2001; therefore, only information for 2001 and 2002 is included. Ms. Hogel and Mr. Belechak became executive officers in 2002; therefore, only information for 2002 is included.

(2) Bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years.

(3) Perquisites or personal benefits are not reported if, in the aggregate, they do not exceed the lesser of $50,000 or 10% of the named executive officer's salary and bonus for the covered year. Amounts include compensatory tax payments connected to the funding of non-qualified pension benefit accruals for Mr. Hoffmann of $91,942 in 2001; and Mr. Roque of $48,559 in 2001 and $30,878 in 2000.

(4) None of the named executive officers holds any restricted shares. As reported in the Long-Term Incentive Plan Awards in Last Fiscal Year table on page 14, the named executive officers were awarded performance shares in 2002. Payouts of these awards, if any, may be earned over two- and three-year periods, depending on total shareholder return. No payouts will be made if performance targets are not met. No dividends are paid with respect to performance shares before payout. (See Compensation Committee Report on Executive Compensation on page 8 for more information.) The total performance shares awarded to the named executive officers and the hypothetical aggregate closing market price of such performance shares ($15.24 per share) on the last business day of 2002 were: Mr. O'Brien (26,000 shares, $396,240); Mr. Hoffmann

     (12,000, $182,880); Mr. Roque (17,000, $259,080); Ms. Hogel (5,000,
     $76,200); and Mr. Belechak (5,000, $76,200).

(5) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. (See Option/SAR Grants in Last Fiscal Year table below for more information.) Once granted, the stock options can be exercised only if they become awarded and vested.

(6) In 1999 and 2000, Mr. Hoffmann participated in the DQE Systems, Inc. Equity Participation Plan (described on page 16), which was terminated in 2001; in 2002 Mr. Hoffmann received a payment equal to 40% of the amount credited to his bookkeeping account, constituting the first of four annual LTIP payouts to be made to him.

(7) Includes matching contributions under the 401(k) Retirement Savings Plan for Management Employees in 2002 for Mr. Hoffmann: $5,493; Mr. Roque:
     $4,163; Ms. Hogel: $5,139; and Mr. Belechak: $5,181. Includes accrued, unused vacation sold to DQE in 2002 for Mr. O'Brien: $8,654; Mr. Hoffmann:
     $3,558; and Ms. Hogel: $3,289.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants

        (a)                  (b)                 (c)              (d)            (e)             (f)
                          Number of           % of Total
                          Securities         Options/SARs      Exercise                         Grant
                          Underlying          Granted to        or Base                          Date
                         Options/SARs         Employees          Price       Expiration        Present
       Name            Granted (#) (1)      in Fiscal Year     ($/Sh)(2)        Date         Value ($)(3)
-------------------- -------------------  -----------------  -------------  -------------  -----------------
M. K. O'Brien                    134,000               16.5         15.015     12/16/2012            226,460

F. A. Hoffmann                    59,500                7.3         15.015     12/16/2012            100,555

V. A. Roque                       89,500               11.0         15.015     12/16/2012            151,255

M. L. Hogel                       24,000                2.9         15.015     12/16/2012             40,560

J. G. Belechak                    24,000                2.9         15.015     12/16/2012             40,560

(1) The options become exercisable, if at all, in 50% increments after June 16, 2004, if the average daily closing price of DQE common stock on the New York Stock Exchange during any 30 consecutive trading day period exceeds $17.38 and $19.98, respectively. If either price target level is not met by December 16, 2005, the options associated with that portion of the grant will be forfeited. If either price target is met by December 16, 2005, the options associated with that portion of the grant will remain exercisable until the expiration date set forth in the table.

(2) The exercise price of the options is the fair market value of Common Stock on the date such options were granted. The exercise price may be payable in cash or previously owned shares of Common Stock held for at least six months.

(3) The grant date present value shown in column (f) gives the theoretical value of the options listed in column (b) on the grant dates using the Black-Scholes option pricing model, modified to account for the payment of dividends. The theoretical value of the option was calculated assuming an option life equal to the time period between the grant date and expiration date (10 years); a periodic risk-free rate of return equal to the yield of the 10-year U.S. Treasury note maturing on the option expiration date, as reported by Bloomberg Financial Markets on the grant date (4.159%); and an initial quarterly dividend immediately following the option grant date ($0.25), with an expected monthly stock price volatility as reported by Bloomberg Financial Markets over five years as of the month of the grant (29.88%). No adjustments to the grant date present values have been made with respect to exercise restrictions, forfeiture, or early exercise.

     The actual value, if any, an executive may realize will depend on the difference between the actual stock price and the exercise price on the date the option is exercised. There is no assurance that the value ultimately realized by an executive, if any, will be at or near the value estimated.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

           (a)                   (b)              (c)                   (d)                         (e)
                                                                     Number of                   Value of
                                                                    Securities                  Unexercised
                              Number of                       Underlying Unexercised           In-the-Money
                              Securities                          Options/SARs at             Options/SARs at
                              Underlying         Value          Fiscal Year-End (#)            Year-End ($)
                             Options/SARs      Realized            Exercisable/                Exercisable/
          Name              Exercised (#)         ($)            Unexercisable (1)             Unexercisable
----------------------  ------------------  -------------  ----------------------------   -----------------------
M. K. O'Brien                            -              -                89,271/265,000                  0/46,900

F. A. Hoffmann                           -              -                22,947/116,500                  0/20,825

V. A. Roque                              -              -               151,612/181,000                  0/31,325

M. L. Hogel                              -              -                      0/45,000                   0/8,400

J. G. Belechak                           -              -                      0/45,000                   0/8,400

(1) The numbers set forth for Messrs. O'Brien, Hoffmann and Roque include options/SARs previously granted but not yet earned. The number to be earned will be based on individual and corporate performance and may be earned over future periods from one to three years as established with each option grant.

               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                     Estimated Future Payouts under
                                                                     Non-Stock Price-Based Plan(1)
                                                            ------------------------------------------------
          (a)                (b)                (c)               (d)              (e)            (f)
                                            Performance
                          Number of          Or Other
                        Shares, Units      Period Until
                           Or Other        Maturation or       Threshold         Target         Maximum
         Name             Rights (#)          Payout              (#)              (#)            (#)
--------------------  ----------------  ------------------  -----------------  -------------  --------------
M. K. O'Brien                   13,000              1/1/04              3,250         13,000          26,000
                                13,000              1/1/05              3,250         13,000          26,000

F. A. Hoffmann                   6,000              1/1/04              1,500          6,000          12,000
                                 6,000              1/1/05              1,500          6,000          12,000

V. A. Roque                      8,500              1/1/04              2,125          8,500          17,000
                                 8,500              1/1/05              2,125          8,500          17,000

M. L. Hogel                      2,500              1/1/04                625          2,500           5,000
                                 2,500              1/1/05                625          2,500           5,000

J. G. Belechak                   2,500              1/1/04                625          2,500           5,000
                                 2,500              1/1/05                625          2,500           5,000

(1) Amounts represent the potential issuance of Common Stock through the performance share awards made in 2002 to the named executive officers depending on the level of achievement (i.e., threshold, target or maximum) of the performance goals for the two- and three-year award periods. Participants will not receive any shares of Common Stock under the program if we do not achieve the threshold level of performance objectives during the respective award period. (See the Compensation Committee Report on Executive Compensation on page 8 for more information.)

RETIREMENT PLAN

     We maintain tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straight-life annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:

                               PENSION PLAN TABLE

   Highest
 Consecutive
  Five-Year
   Average                                            Years of Service
---------------  ---------------------------------------------------------------------------------------------------
  Compensation         5            10             15             20            25            30            35
---------------  ------------  ------------  --------------  ------------  ------------  ------------  -------------
$       100,000  $      8,000  $     16,000  $       23,000  $     31,000  $     38,000  $     44,000  $      49,000
$       200,000  $     17,000  $     34,000  $       50,000  $     67,000  $     83,000  $     96,000  $     106,000
$       300,000  $     26,000  $     52,000  $       77,000  $    103,000  $    128,000  $    147,000  $     162,000
$       400,000  $     35,000  $     70,000  $      104,000  $    139,000  $    173,000  $    199,000  $     219,000
$       500,000  $     44,000  $     87,000  $      131,000  $    174,000  $    218,000  $    250,000  $     275,000

     Compensation used for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

     The current covered compensation and current years of credited service for the named executive officers are as follows: Mr. O'Brien ($332,644 and 22.5); Mr. Hoffmann ($178,677 and 23.8); Mr. Roque ($303,193 and 16.3); Ms. Hogel
($169,433 and 13.8); and Mr. Belechak ($141,926 and 20.9).

EMPLOYMENT AGREEMENTS

     We have stand-alone non-competition agreements with Messrs. O'Brien, Hoffmann, Roque, and Belechak and Ms. Hogel. These agreements provide for non-disclosure of confidential information, non-competition in a specified geographic area, non-solicitation of customers and suppliers, among other provisions, for specified periods of time following termination of employment.

     Mr. O'Brien has a three-year employment agreement, subject to automatic one-year extensions as of each anniversary of the effective date unless prior written notice of termination is given by Mr. O'Brien or DQE. The agreement provides, among other things, that Mr. O'Brien will serve as President and Chief Executive Officer of DQE at an annual base salary of at least $450,000, subject to periodic review, and provides for his participation in executive compensation and other DQE employee benefit plans. If Mr. O'Brien is discharged other than for cause (as defined) or resigns for good reason (as defined), then, in addition to any amounts earned but not paid as of the date of termination, he will receive the balance of his base salary and bonus for the remaining term of the agreement, payable as specified in the agreement. Upon any such termination, Mr. O'Brien will also receive a lump sum payment equal to the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued until the expiration of the agreement and be entitled to immediate vesting (or, in the Board's discretion, the redemption in cash) of all of his stock-based awards. The agreement also provides for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to a change of control (as defined), under certain circumstances, or for reduction of the payments to avoid excise taxes.

     Mr. Hoffmann has a retention agreement as President of AquaSource, Inc. Mr. Hoffmann will receive certain payments if, in connection with a change in control (as defined) of AquaSource, his employment is terminated by AquaSource other than for cause, death or disability, he does not accept a qualifying offer of employment with DQE or an affiliate and he does not receive a qualifying offer of employment with AquaSource's successor. Certain other events which constitute constructive discharge may also trigger payment. Payments will only be triggered if Mr. Hoffmann's employment is terminated by AquaSource, or he is constructively discharged, during a coverage period (as defined) beginning when a change in control is announced or occurs and ending if a transaction is abandoned or, if not, 36 months after the closing of the transactions constituting a change of control. Mr. Hoffmann is entitled to receive, over a 36-month period, salary continuation payments at his current annual base pay, target bonus opportunity payments, and annual payments of $200,000, intended to compensate him for the loss of long-term benefits. Mr. Hoffmann's stand-alone non-competition agreement is effective before and after the coverage period; during the coverage period, his retention agreement is in effect. The retention agreement also contains non-competition and confidentiality provisions.

     As a former officer of DQE Systems, Inc., Mr. Hoffmann participated in the DQE Systems, Inc. Equity Participation Plan ("EPP"). The EPP was established in 1999 to promote the growth and profitability of DQE Systems by providing participants a financial interest in such growth. The DQE Systems board determined, with input from an appraisal firm and under procedures specified in the EPP, annual changes in the company's value. Participants in the EPP were each assigned an allocation percentage of such annual changes, which amounts were then credited to a bookkeeping account in the name of each participant. Subject to the achievement of performance goals, Mr. Hoffmann was entitled to receive payments from his account. The EPP payments reflected both annual bonus and LTIP components. Mr. Hoffmann has begun receiving LTIP payouts representing the balance credited to his EPP bookkeeping account. The final such payment is due in January 2005. The payment made in 2002 is reflected the LTIP Payouts column of the Summary Compensation Table on page 12.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Action is to be taken at the Annual Meeting of Stockholders to ratify the appointment, by the Board, of independent auditors to audit the books of DQE and our subsidiaries for the year ended December 31, 2003. The Board recommends the ratification of the appointment of Deloitte as independent auditors for the year 2003.

     Deloitte provided a variety of professional services for us and our subsidiaries during 2002. Included were the audit of our annual financial statements; reviews of quarterly financial statements; services related to filings with the SEC and the Federal Energy Regulatory Commission; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 2002, including technical assistance relating to corporate tax matters, and tax consulting.

     Representatives of Deloitte will be present at the meeting, will have the opportunity to make a statement if they desire, and will also be available to respond to appropriate questions from stockholders in attendance.

     We are submitting the appointment of independent auditors for ratification by our stockholders, although ratification is not required. If ratification is not obtained, the Board may reconsider its appointment of Deloitte.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS RATIFY
              THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS.

OTHER INFORMATION

     The Board does not intend to present any matters at the meeting other than those referred to, and at this date is unaware of anything that will be presented by other parties. Other matters that properly come before the meeting will be voted on by the persons named in the enclosed form of proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders in the year 2004, currently expected to be held in May 2004, and which the stockholder requests to be included in our proxy statement and form of proxy for the Annual Meeting of Stockholders in the year 2004, as well as notice of any proposal a stockholder intends to raise at the meeting pursuant to an independent solicitation, must be received by us no later than November 25, 2003. Proposals received after that date cannot be submitted for action at the 2004 meeting. Requests must be in writing and mailed to our Corporate Secretary, DQE, Inc., 411 Seventh Avenue, Pittsburgh, PA 15219.

FORM 10-K

     IF YOU ARE A BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE FOR THE STOCKHOLDER'S MEETING, WE WILL SEND YOU, FREE UPON REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR 2002. REQUESTS MUST BE MADE IN WRITING TO OUR CORPORATE SECRETARY, DQE, INC., 411 SEVENTH AVENUE, PITTSBURGH, PA 15219.

PROXY SOLICITATION

     This solicitation of proxies is made on behalf of the Board, and we will bear the related cost. In addition to the solicitation of proxies by mail, officers, directors and regular employees may solicit proxies in person or by telephone, electronic transmission or by facsimile transmission. We have engaged Georgeson Shareholder, 17 State Street, 28th Floor, New York, NY 10004, to assist through similar means in the solicitation of brokers, nominees and other institutions. The anticipated cost is approximately $3,500 plus reimbursement of related expenses. We will also request brokerage firms and other nominees or fiduciaries to forward copies of our proxy material to beneficial owners of stock held in their names. We may reimburse them for reasonable out-of-pocket expenses.

                                   By Order of the Board of Directors
                                   Douglas L. Rabuzzi
                                   CORPORATE SECRETARY

March 31, 2003

                                 TICKET REQUEST

     An admittance ticket will be sent to a stockholder whose request is received by May 2, 2003. Stockholders without tickets will need to register at the meeting.

RETURN WITH YOUR PROXY, OR MAIL TO:

               Douglas L. Rabuzzi
               Corporate Secretary
               DQE
               411 Seventh Avenue
               Pittsburgh, PA 15219

                   DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                           ATTEND THE ANNUAL MEETING.


                                    Cut here

I (We) will attend the Annual Meeting of Stockholders on May 22, 2003 at 10:00 a.m. at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233.

     NOTE: IF YOU ARE NOT A STOCKHOLDER OF RECORD OR 401(K) PARTICIPANT, PLEASE
           SEND PROOF OF OWNERSHIP IF REQUESTING A TICKET.

                                  PLEASE PRINT

ACCOUNT NO.:  __________________________________________________________________

NAME:         __________________________________________________________________

ADDRESS:      __________________________________________________________________

PHONE:        (_______)_________________________________________________________

                             YOUR VOTE IS IMPORTANT

   Please consider voting by Phone or Internet ~ it will enable the Company to
                                   SAVE MONEY

                     (SEE INSTRUCTIONS ON YOUR PROXY CARD.)

TO VOTE BY PHONE CALL:

                                 1-800-542-1160

                                       OR

TO VOTE BY INTERNET:

                                www.votefast.com

                                       OR

TO VOTE BY MAIL:

                    Mark, Sign, Date & Return your Proxy Card

         DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY PHONE OR INTERNET

                               PLEASE VOTE TODAY!

[DQE LOGO]

                                 SPECIAL NOTICE

Dear Shareholder(s):

You are receiving this proxy card without our Annual Report because of previous notification that you were receiving duplicate reports. If you have not yet received the Annual Report, it is important that you request one from us by calling one of the following telephone numbers:

                         Pittsburgh Area.........(412)-393-6167
                         Outside Pittsburgh......1-800-247-0400

We will immediately forward a copy to you upon request. You should REVIEW this document BEFORE voting your proxy.

                                                SHAREHOLDER RELATIONS DEPARTMENT

                                                                                ---------------------------------------------
                                                                                               VOTE BY INTERNET
                                                                                ---------------------------------------------
[LOGO OF DQE]                                                                   Have your proxy card available when you
     BOX 68                                                                     access the website www.votefast.com. You will
     PITTSBURGH, PA 15230                                                       be prompted to enter your Control Number and
                                                                                then you can follow simple prompts that will
                                                                                be presented to you to record your vote.

                                                                                ---------------------------------------------
                                                                                               VOTE BY TELEPHONE
                                                                                ---------------------------------------------
                                                                                Have your proxy card available when you call
                                                                                the TOLL-FREE NUMBER 1-800-542-1160 using a
                                                                                touch-tone telephone. You will be prompted to
                                                                                enter your Control Number and then you can
                                                                                follow simple prompts that will be presented
                                                                                to you to record your vote.

                                                                                ---------------------------------------------
                                                                                                 VOTE BY MAIL
                                                                                ---------------------------------------------
                                                                                Please mark, sign and date your proxy card
                                                                                and return it in the enclosed postage-paid
                                                                                envelope to DQE, Box 68, Pittsburgh, PA 15230

----------------------------------      -----------------------------------      -----------------------------------
        VOTE BY INTERNET                       VOTE BY TELEPHONE                               VOTE BY MAIL
     Access the Website and                  Call Toll-Free using a                       Return your proxy card
         cast your vote:                     touch-tone telephone:                       in the enclosed postage-
        WWW.VOTEFAST.COM                         1-800-542-1160                               paid envelope.
----------------------------------      -----------------------------------      -----------------------------------

VOTING BY INTERNET OR TELEPHONE HELPS US SAVE MONEY AND PROCESSES YOUR VOTE IMMEDIATELY.

         ================================================================

                YOUR CONTROL NUMBER IS:

         ================================================================

                       Vote 24 hours a day, 7 days a week!
  Your Internet or telephone vote must be received by 11:59 p.m. Eastern Time.
             on May 21, 2003 to be counted in the final tabulation.

 [GRAPHIC]   Please fold and detach at perforation before mailing.   [GRAPHIC]

--------------------------------------------------------------------------------
[LOGO OF DQE]    ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2003
--------------------------------------------------------------------------------
              DQE'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2
--------------------------------------------------------------------------------

                                  FOR        WITHHELD                                          FOR      AGAINST    ABSTAIN
1. ELECTION OF THREE DIRECTORS    / /          / /         2. RATIFICATION OF AUDITORS:        / /        / /        / /

(01) ROBERT P. BOZZONE                                        DELOITTE & TOUCHE LLP
(02) JOSEPH C.  GUYAUX
(03) STEVEN S. ROGERS
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
THE NOMINEE'S NAME.


SIGNATURE(S):                                           DATE:
              --------------------------------------         -------------------
NOTE: Stockholder(s) signature(s) should correspond to the name(s) appearing on this proxy. Please give full title if signing in a representative capacity.

[LOGO OF DQE]  ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2003


DQE's Annual Meeting of Stockholders will be held on Thursday, May 22, 2003 at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233 at 10:00 a.m.

The lower portion on the reverse side of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT." If you will attend the Annual Meeting, please complete and return the ticket request form found at the end of the proxy statement. A TICKET WILL BE NEEDED FOR ADMITTANCE TO THE MEETING.


                             YOUR VOTE IS IMPORTANT!

If you do not vote by Internet or telephone, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to DQE, Box 68, Pittsburgh, PA 15230, so that your shares may be represented at the meeting. If you vote by Internet or telephone, it is not necessary to return this proxy card.


 [GRAPHIC]   Please fold and detach at perforation before mailing.   [GRAPHIC]


[LOGO OF DQE]    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2003

   Morgan K. O'Brien or Douglas L. Rabuzzi or either of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual Meeting of Stockholders of DQE to be held on May 22, 2003 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE HOLDER ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE FOR A SUBSTITUTE NOMINEE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

    Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.